UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2025

TREASURE GLOBAL INC

(Exact name of registrant as specified in its charter)

Delaware	001-41476	36-4965082
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

276 5th Avenue, Suite 704 #739 New York, New York	10001
(Address of registrant’s principal executive office)	(Zip code)

+6012 643 7688

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	TGL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2025, the board of directors (the “Board”) of Treasure Global Inc (the “Company”) appointed Chong Chan “Sam” Teo, as the executive director of the Board, effective October 22, 2025. Chong Chan “Sam” Teo previously served as the Company’s Chief Executive Officer. After a period of personal pursuit, he has been invited to rejoin the Company as Head of Operations and to assume a leadership role at the Board level as Executive Director to strengthen governance and provide strategic guidance as the Company advances its growth and profitability initiatives.

In addition, Mr. Teo and the Company have entered into an executive employment agreement (the “Employment Agreement”), pursuant to which Mr. Teo is entitled to receive a total of $120,000 worth of shares of common stock of the Company on an annual basis, issued prorated on a monthly basis, calculated based on the Volume Weighted Average Price (VWAP) of the Company’s shares for the respective month of issuance.

Mr. Teo is an experienced corporate strategist who has contributed to building high-performance teams through implementation of organizational innovation within multiple companies operating in the fintech and e-commerce fields.

Prior to his current role, Mr. Teo served as Chief Operations Officer of the Company from July 2020 to June 2021, where he led sales and strategic business development. From March 2020 to June 2021, he was the Chief Executive Officer of ZCITY, leading strategic and tactical planning, forecasting, capital budgeting, and financial cost controls. Prior to that, Mr. Teo served as Director of Business Development of ZCITY from May 2018 to February 2020, and as Managing Director of Modes Cube Sdn Bhd from May 2016 to April 2018.

Mr. Teo earned a Bachelor’s degree in Quantity Surveying from Sheffield Hallam University in 2006 and a Diploma in Quantity Surveying from Tunku Abdul Rahman College in 2004.

On October 22, 2025, the Board appointed Y. Bhg. Datin Nurfatin Binti Mufti, aged 37, as the Company’s Independent Director, effective October 22, 2025. Datin Nurfatin brings more than fifteen years of experience in the construction, retail, and food & beverage sectors. Her appointment reflects the Company’s focus on strengthening its operational leadership, domestic expansion, and supply-chain capabilities.

From 2006 to 2012, Datin Nurfatin served as a Quantity Surveyor for several Malaysian construction firms, overseeing project cost control, procurement, and contract administration for residential and commercial projects. In 2012, she founded and managed a construction contracting company, where she was responsible for materials sourcing, manpower coordination, and timely project execution. In 2016, Datin Nurfatin ventured into the food and beverage retail industry, establishing and operating a café business that later grew into a diversified portfolio. She subsequently founded Kampung Fresh Market Sdn. Bhd., a grocery and fresh-food retail company specializing in seafood sourced directly from local jetties and premium household groceries. Under her leadership, Kampung Fresh Market expanded to multiple outlets across Selangor, including Setia Alam, Eco Majestic (Semenyih), Cybersouth, and Denai Alam.

To support this expansion, she established a central warehouse and distribution hub that supplies produce and goods to other retail chains, hypermarkets, and restaurants locally and internationally. Datin Nurfatin also spearheaded the Company’s diversification into manufacturing and export, focusing on ready-to-eat meals, sambal condiments, and snack products, as well as OEM manufacturing and private-label partnerships.

Datin Nurfatin holds a Diploma and Bachelor’s Degree in Quantity Surveying from Universiti Teknologi MARA (UiTM) Shah Alam, a Master’s Degree in Facilities Management, and is presently pursuing a Doctor of Philosophy (Ph.D.) in Facilities Management at UiTM.

Datin Nurfatin entered into a letter agreement (the “Letter Agreement”) with the Company, pursuant to which she was appointed as Independent Director of the Company. Datin Nurfatin is entitled to receive a basic monthly salary of RM3,000.00. In addition, Datin Nurfatin is also entitled to reimbursement for reasonable expenses incurred in the performance of her duties, in accordance with the Company’s policies.

The foregoing summary of the Employment Agreement and the Letter Agreement does not purport to be complete and is subject to, and qualified in its entirety by, forms of which is attached as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Executive Employment Agreement
10.2	Form of Letter of Appointment for A Non-Executive Director
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2025	TREASURE GLOBAL INC.

	By:	/s/ Carlson Thow
	Name:	Carlson Thow
	Title:	Chief Executive Officer

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